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                                                                       EXHIBIT 5



                       [O'MELVENY & MYERS LLP LETTERHEAD]
                                 OUR FILE NUMBER
                                   129,329-002

September 8, 2000



California Micro Devices Corporation
215 Topaz Street
Milpitas, California   95035

               RE:    REGISTRATION OF SHARES OF COMMON STOCK
                      OF CALIFORNIA MICRO DEVICES CORPORATION

Ladies and Gentlemen:

               At your request, we have examined Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-44986 (the "Registration Statement") of California Micro Devices Corporation, a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of up to 1,650,000 shares of Common Stock of the Company to be offered by the Company (the "Company Shares") and up to 75,000 shares of Common Stock of the Company to be offered by selling shareholders (the "Selling Shareholders Shares").

               In our capacity as your counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate.

               On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that, when the Board of Directors of the Company, or a duly constituted committee thereof, has taken all necessary corporate action to authorize and approve the issuance of the Company Shares and upon payment for and delivery of the Company Shares in accordance with the definitive underwriting agreement approved by the Board of Directors of the Company, the Company Shares will be validly issued, fully paid and non-assessable. The Selling Shareholders Shares are validly issued, fully paid and non-assessable.


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California Micro Devices Corporation, September 8, 2000 - Page 2



               We hereby consent to the use of this opinion in the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                               Respectfully submitted,

                                               O'MELVENY & MYERS LLP